EXHIBIT 10.4

A. M. CASTLE & CO.
2017 MANAGEMENT INCENTIVE PLAN
1.Purposes of the Plan. The purposes of the Plan are to:   attract and retain the best available personnel for positions of substantial responsibility with the Company,  provide additional incentive to key Service Providers of the Company, and  promote the success of the Company’s business. The Plan permits the grant of Notes, Incentive Stock Options, Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Other Stock-Based Awards, and short- or long-term Performance Cash Awards.
2.    Definition. As used in this Plan, the following definitions shall apply:
(a)    “Administrator” means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Affiliate” shall mean, with respect to any Person or entity, a Person that, directly or indirectly controls, is controlled by, or is under common control with such Person or entity.
(c)    “Applicable Laws” means the requirements relating to the administration of cash or equity-based awards or cash or equity compensation plans under U.S. federal and state corporate laws and regulations, U.S. federal and state securities laws and regulations, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and regulations of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan.
(d)    “Award” means, individually or collectively, a grant under the Plan of Notes, Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Other Stock-Based Awards, or Performance Cash Awards.
(e)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f)    “Awarded Stock” means the Common Stock subject to an Award.
(g)    “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(h)    “Board” means the Board of Directors of the Company.
(i)    “Cause” shall have the meaning ascribed to such term, to the term “good cause,” or to a term of similar import in an employment agreement between the Participant and the Company. If the Participant is not party to such an agreement containing such a definition, then (and only then) Cause means, with respect to a Participant, the occurrence of any of the following:

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(i)    the Participant’s knowing and willful failure to substantially perform such Participant’s duties with the Company or any Affiliate as determined by the Administrator, such failure having continued for a period of ten (10) calendar days after written notice to the Participant describing such failure in reasonable detail;
(ii)    the Participant’s willful failure or refusal to perform specific directives of the Participant’s direct supervisor, which directives are lawful and consistent with the scope and nature of the Participant’s duties and responsibilities, or the Participant’s negligence or misconduct in the performance of those directives;
(iii)    the Participant’s conviction of, or entry of a plea of guilty or “nolo contendere” to, either (x) a felony or (y) any other crime that has, or could be reasonably expected to have, an adverse impact on the performance of the Participant’s duties to the Company or any Affiliate or otherwise result in injury to the reputation or business of the Company or any Affiliate;
(iv)    the Participant’s engaging in criminal misconduct involving moral turpitude if, as a result, in the reasonable judgement of the Committee, the Participant’s credibility and reputation no longer conform to the standard required of the Company’s employees;
(v)    a breach of the Participant’s duties to the Company or any Affiliate under Applicable Law or willful violation in the course of performing the Participant’s duties to the Company or any Affiliate of any policy, rule, or directive of the Company or any Affiliate, or of any law, rule or regulation (other than traffic violations or other minor offenses);
(vi)    the Participant’s fraud, embezzlement, theft, or other material dishonesty with respect to the Company or any Affiliate;
(vii)    the Participant’s use of alcohol or drugs that interferes with the performance of his duties; or
(viii)    the Participant’s breach of any restrictive covenant or any material written policy or terms and conditions of employment applicable to the Participant, including without limitation any covenants of nondisclosure, noncompetition, nonsolicitation, and nondisparagement to which the Participant is, or may become, subject.
No act or failure to act on the Participant’s part shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of the Company.
(j)    “Change in Control” shall have the meaning ascribed to such term or to a term of similar import in an employment agreement between the Participant and the Company. If the Participant is not party to such an agreement containing such a definition, then (and only then) Change in Control means the occurrence of any of the following:
(1)any Person, other than any Designated Holder or Designated Holders acting as a group, is or becomes the Beneficial Owner, directly or indirectly,

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of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing forty percent (40%) or more of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of Directors;
(2)members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (with the term “Incumbent Board” to mean the members of the Board as of immediately following the Effective Date);
(3)approval by the stockholders of the Company of a complete dissolution or liquidation of the Company;
(4)any sale or disposition to a Person of all or substantially all of the assets of the Company (including by way of merger of any direct or indirect subsidiary of the Company with any other corporation or entity); and
(5)consummation of a merger or consolidation of the Company, other than (A) a merger or consolidation immediately following which the individuals who constitute the Incumbent Board immediately prior thereto constitute at least a majority of the Board, the board of directors (or similar governing body) of the entity surviving such merger or consolidation, or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the board of directors (or similar governing body) of the ultimate parent thereof, (B) a merger or consolidation (or similar transaction) following which no Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company or the entity surviving such merger or consolidation (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing forty percent (40%) or more of the combined voting power of the then-outstanding securities of the Company or the entity surviving such merger or consolidation (other than a Person that was, prior to such merger or consolidation (or similar transaction) a Beneficial Owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then-outstanding securities), or (C) a merger or consolidation (or similar transaction) following which the individuals and entities that were the Beneficial Owners of the outstanding voting securities of the Company remain direct or indirect Beneficial Owners of forty percent (40%) or more of the combined voting

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power of the then-outstanding securities of the Company or the entity surviving such merger or consolidation;
provided, however, that as applied to any 409A Award that is designated to be paid or settled upon a Change in Control, no transaction will constitute a Change in Control unless it constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of its assets, in each case within meaning of Section 409A of the Code.
(k)    “Code” means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.
(l)    “Committee” means a committee of the Board or a committee of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.
(m)    “Common Stock” means the common stock, $0.01 par value per share, of the Company.
(n)    “Company” means A. M. Castle & Co., a Maryland corporation, and any successor thereto.
(o)    “Designated Holder” means any of the following, or any of their respective controlled Affiliates, or any fund or account managed, advised or controlled by any of the following or any of their respective controlled Affiliates: Highbridge Capital Management, LLC, Wolverine Asset Management, LLC, Corre Partners Management, LLC, Whitebox Advisors LLC, and SGF, Inc.
(p)    “Director” means a member of the Board.
(q)    “Disability” shall have the meaning ascribed to such term, to the term “permanent disability” or “permanently disabled,” or to a term of similar import in an employment agreement between the Participant and the Company. If the Participant is not party to such an agreement containing such a definition, then (and only then) Disability means, with respect to a Participant, (i) the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment for a period of at least ninety (90) consecutive days, or one hundred twenty (120) days in any twelve (12) month period, or (ii) the entitlement of such Participant to receive, by reason of any medically determinable physical or mental impairment, income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees.
(r)    “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the notional account to be established on the Company’s books in the name of a Participant in an amount equal to the value of dividends paid on one (1) Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

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(s)    “Effective Date” means the effective date of the Company’s Joint Prepackaged Chapter 11 Plan of Reorganization, dated as of May 15, 2017, Case 17-11330 (LSS) (Bankr. D. Del. May 18, 2017), as it may be amended, modified, or supplemented from time to time.
(t)    “Employee” means any Person, including officers, employed by the Company or any Parent or Subsidiary of the Company. For the avoidance of doubt, neither service as a Director nor payment of any director’s fees by the Company shall be sufficient to constitute “employment” by the Company.
(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules, regulations and other applicable authorities thereunder.
(v)    “Fair Market Value” means, as of any date, the value of a Share determined as follows:
(i)    If the need for a determination of Fair Market Value arises as a result of a Liquidity Event, Fair Market Value shall be the value ascribed to a Share in such Liquidity Event;
(ii)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any OTC, NASDAQ, or NYSE market, the Fair Market Value shall be the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(iii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iv)    In the absence of a determination under (i), (ii) or (iii) above, Fair Market Value shall be determined in good faith by the Administrator.
(w)    “Incentive Stock Option” means an Option intended to qualify, and to receive favorable tax treatment, as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
(x)    “Incumbent Board” means the members of the Board as of immediately following the Effective Date.
(y)    “Liquidity Event” means
(i)    a Change in Control in which (a) Participants receive cash and/or marketable securities as part of the consideration from such Change in Control directly from the purchaser sufficient to satisfy their withholding income tax obligations or (b) the Company receives cash and/or marketable securities as part of the consideration from such Change in Control and

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allocates and distributes an amount of the cash and/or marketable securities to the Participants sufficient to satisfy their withholding income tax obligations; or
(ii)    any other transaction in which the Participants may be involved that results in the Participants’ receiving cash and/or marketable securities sufficient to satisfy their withholding income tax obligations.
(z)    “Non-statutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(aa)    “Notes” means the Company’s 5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due 2022.
(bb)    “Option” means an option to purchase Common Stock granted pursuant to the Plan.
(cc)    “Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 13.
(dd)    “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee)    “Participant” means a Service Provider who has been granted an Award under the Plan.
(ff)    “Performance Cash Award” means a cash incentive Award subject to the satisfaction of Performance Goals and granted pursuant to Section 13 below.
(gg)    “Performance Goals” means goals that have been established by the Committee in connection with an Award and are based on one (1) or more of the following criteria, as determined by the Committee in its absolute and sole discretion:  net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBIT, adjusted EBIT, EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; EBITDAR; adjusted EBITDAR; return in excess of cost of capital; operating profits; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; sales quote conversion percentage; inventory reduction; excess and/or obsolete inventory reduction; cancellations; gross margin; gross margin percentage; gross profit; gross profit percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or

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completion of critical projects; research; in-licensing; out-licensing; product development; government relations; compliance; mergers and acquisitions; or sales of assets or subsidiaries.
(hh)    “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.
(ii)    “Performance Shares” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.
(jj)    “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.
(kk)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or Restricted Notes, as the case may be, are subject to restrictions and therefore remain subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.
(ll)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.
(mm)    “Plan” means this 2017 Management Incentive Plan.
(nn)    “Plan Notes” means Notes in an aggregate original principal amount of $2,400,000 reserved for issuance under the Plan.
(oo)    “Reorganized Company” means the Company as reorganized pursuant to the Company’s Prepackaged Joint Plan of Reorganization, as amended, modified or supplemented, effective on the Effective Date.
(pp)    “Restricted Notes” means Plan Notes issued pursuant to a Tranche A Award under Section 12.
(qq)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8.
(rr)    “Restricted Stock Unit” means, pursuant to Section 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one (1) Share on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.
(ss)    “Rule 16b‑3” means Rule 16b‑3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.
(tt)    “Service Provider” means an Employee or a Director.

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(uu)    “Share” means a share of Common Stock, as adjusted in accordance with Section 16 of the Plan.
(vv)    “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.
(ww)    “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.    Securities Subject to the Plan.
(a)    Securities Subject to the Plan. The securities subject to the Plan shall consist of Common Stock and the Plan Notes. Common Stock subject to the Plan shall consist of (i) Shares reserved for issuance under the Plan and (ii) Shares issuable upon conversion of Plan Notes.
(b)    Notes Subject to the Plan. Plan Notes may be subject only to Tranche A Awards under the Plan. The maximum aggregate original principal amount of Plan Notes that may be subject to Awards under the Plan shall be $2,400,000. By their terms, the Plan Notes are convertible into an aggregate of 636,877 Shares (such Shares, the “Shares Convertible from Plan Notes”).
(c)    Shares Subject to the Plan. Subject to Section 16 of the Plan, the maximum aggregate number of Shares that may be subject to Awards under the Plan shall be 3,952,095, which amount (the “Gross Share Reserve”) consists of the sum of (i) the Shares Convertible from Plan Notes and (ii) 3,315,218 additional Shares (the “Net Share Reserve”). The Gross Share Reserve, which is an amount equal to eight and three tenths percent (8.3%) of the Shares outstanding as of the Effective Date on a fully diluted basis, shall be divided into three grant pools:
(i)    Tranche A Award Pool. On the Effective Date, Awards shall be granted in respect of an aggregate of 2,371,257 Shares, representing sixty percent (60%) of the Gross Share Reserve and consisting of (i) one hundred percent (100%) of the Plan Notes (i.e., $2,400,000 in aggregate original principal amount of Notes representing all of the Shares Convertible from Plan Notes) and (ii) the remainder in the form of Restricted Stock or Restricted Stock Units issued from the Net Share Reserve (i.e., a number of Shares from the Net Share Reserve that, when added to the number of Shares Convertible from Plan Notes, represents sixty percent (60%) of the Gross Share Reserve) (such Effective Date grants, the “Tranche A Award Pool”). Each such Award (a “Tranche A Award”) shall consist of a prorated combination of Notes and Restricted Stock or Restricted Stock Units, and shall be granted to the Chief Executive Officer, the Executive Vice Presidents, and other Employees in senior management. All Tranche A Awards shall vest on the third (3rd) anniversary of the Effective Date, subject to the Participant’s continued employment through such date, or on such earlier date as may be provided in any written employment agreement between the Company and the Participant and, if there is no written employment agreement between the Company and the Participant, in the Award Agreement for the Participant.

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(ii)    Tranche B Award Pool. An aggregate of 1,580,838 Shares, representing the forty percent (40%) of the Gross Share Reserve not included in the Tranche A Award Pool and consisting entirely of Shares issued from the Net Share Reserve plus any Notes, Restricted Stock or Restricted Stock Units originally granted as Tranche A Awards and thereafter added to the Lapsed Award Pool in accordance with Section 3(c)(iii) (the “Tranche B Award Pool”), shall be reserved for Awards to be granted from time to time after the Effective Date to Service Providers in the sole discretion of the Board. Awards from the Tranche B Award Pool (the “Tranche B Awards”) may consist of Notes (to the extent originally granted as Tranche A Awards and thereafter added to the Lapsed Award Pool in accordance with Section 3(c)(iii)), Incentive Stock Options, Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or Other Stock-Based Awards and shall vest as may be provided in any written employment agreement between the Company and the Participant setting forth vesting provisions applicable to such Awards, or if there is no such written employment agreement between the Company and the Participant, in the Award Agreement for such Participant; provided, however, that if, at the time of a Change in Control, any Shares or Shares Convertible from Plan Notes in the Tranche B Award Pool remain unallocated (the “Unallocated Tranche B Shares”), the Awards in respect of the Unallocated Tranche B Shares shall be fully allocated and granted in the form(s), with such terms and conditions, and to one or more Service Providers as determined in the sole discretion of the Board; provided further that such Awards will vest immediately prior to, but subject to the consummation of, the Change in Control. Prior to the first anniversary of the Effective Date, the non-Employee Directors of the Reorganized Company shall receive an Award from the Tranche B Award Pool (the “Initial Director Tranche B Award”) in the form and having terms to be determined by the Board, provided that no Initial Director Tranche B Award shall be granted to any Director in an amount in excess of $100,000 per year. Following the first anniversary of the Effective Date, all Tranche B Awards granted to Directors shall be on terms that are consistent in all material respects with Tranche B Awards granted to other Employees who constitute senior management.
(iii)    Lapsed Award Grant Pool. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares or Plan Notes acquired pursuant to an Award subject to forfeiture are forfeited, the Shares or Plan Notes allocable to the terminated portion of the Award or the forfeited Shares or Plan Notes shall revert to the Plan and shall be added to a lapsed Award grant pool (the “Lapsed Award Pool”), and shall again be available for grant under the Plan as determined by the Board in its sole discretion.
(d)    Allocations. The allocation of the Awards made from the Tranche A Award Pool shall be thirty-five percent (35%) to the Chief Executive Officer of the Reorganized Company and sixty-five percent (65%) in the aggregate to the Executive Vice Presidents and other management of the Reorganized Company, with allocations to such Executive Vice Presidents and other management to be made at the discretion of the Chief Executive Officer with the approval of the Board (which approval shall not be unreasonably withheld). The allocation of the Awards made from the Tranche B Award Pool and the Lapsed Award Pool shall be determined by the Board in its sole discretion.

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(e)    Share Counting. Upon the granting of an Award, the number of Shares subject to the Award shall be counted against the Net Share Reserve; provided, however, that no Shares Convertible from Plan Notes shall be counted against the Net Share Reserve.
(f)    Share Reserve. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan. Other than as provided above, the Plan shall be administered by (%5) the Board or (%5) a Committee constituted to satisfy Applicable Laws.
(ii)    Rule 16b-3. To the extent that any transaction contemplated under the Plan is subject to Rule 16b-3 of the Exchange Act and is intended to be exempt under Rule 16b-3, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)    Delegation of Authority for Day‑to‑Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its discretion to:
(i)    determine the Fair Market Value of Awards;
(ii)    select the Service Providers to whom Awards may be granted under this Plan;
(iii)    determine the number of Shares and Plan Notes to be covered by each Award granted under this Plan;
(iv)    approve forms of Award Agreements for use under the Plan;
(v)    determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares or Plan Notes relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

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(vi)    construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)    amend the terms of any outstanding Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent; provided, however, that except as otherwise provided in Section 16, the Administrator shall not, without prior approval of the Company’s stockholders (1) amend the exercise price of outstanding Options or SARs, (2) cancel and re-grant Options or SARs at a lower exercise price, or (3) substitute underwater Options for other securities (including buyouts through issuance of such cash or other means). Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Non-statutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;
(viii)    allow Participants to satisfy withholding income tax obligations by (1) payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft, (2) electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to or less than the maximum statutory withholding rate for the applicable jurisdiction or (3) a combination of the above; provided, however, that Participants shall not be entitled to satisfy withholding income tax obligations by having Shares withheld pursuant to clause (2) above if the income tax withholding obligations arise in connection with a Liquidity Event or following an initial public offering of the Common Stock (or the securities that are subject to the Award following an adjustment pursuant to Section 16) to the extent that following the initial public offering there are not, at the time the income tax withholding is due, any legal or contractual restrictions on the ability of the Participants to sell such Shares in the public market as may be necessary to fund the required withholding income taxes. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of income tax to be withheld is to be determined, and all requests by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(ix)    authorize any Person to execute on behalf of the Company any instrument required to effect the grant of an Award previously approved by the Administrator;
(x)    allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant pursuant to an Award;
(xi)    determine whether Awards shall be settled in Shares, with cash or in a combination of Shares and cash;
(xii)    create Other Stock-Based Awards or Performance Cash Awards for issuance under the Plan;

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(xiii)    establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan; and
(xiv)    make all other determinations that the Administrator deems necessary or advisable for administering the Plan.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all Persons having an interest in the Plan.
(d)    Indemnification. The Company shall defend and indemnify members of the Board, and officers and Employees of the Company or of a Parent or Subsidiary to whom authority to act for the Board, the Administrator or the Company is delegated (“Indemnitees”), to the maximum extent permitted by law against  all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or or any failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and  all amounts required to be paid by them in settlement of the Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no Person shall be entitled to indemnification to the extent that he is determined in such Claim to be liable for gross negligence, bad faith or intentional misconduct. In addition, to be entitled to indemnification, the Indemnitee must, within thirty (30) days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim. The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee from the Company, its insurers, or otherwise.
5.    Eligibility. Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Other Stock-Based Awards, or Performance Cash Awards may be granted to Service Providers. Incentive Stock Options may be granted to Employees only.
6.    $100,000 Limitation for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-statutory Stock Options. For purposes of this Section 6, Incentive Stock Options shall be disqualified as such in the reverse order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

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7.    Options.
(a)    Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(b)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per-Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(1)    In the case of an Incentive Stock Option
(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per-Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per-Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)    In the case of a Non-statutory Stock Option, the per-Share exercise price shall be determined by the Administrator, but shall not be less than Fair Market Value per Share on the date of grant.
(3)    Notwithstanding the foregoing, Incentive Stock Options may be granted with a per-Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.
(c)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of

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EXHIBIT 10.4

an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant, which, to the extent permitted by Applicable Laws, may consist entirely of:
(i)    cash;
(ii)    check;
(iii)    other Shares that meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);
(iv)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
(v)    a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;
(vi)    any combination of the foregoing methods of payment; or
(vii)    any other consideration and method of payment for the issuance of Shares.
(d)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives:  (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the Person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option by the number of Shares as to which the Option is exercised.
(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement

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EXHIBIT 10.4

(but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination, after which the Option shall terminate, except if, at the time of a Participant’s termination of service, such Participant is under a Company-imposed blackout period restricting the Participant from exercising the Option or otherwise trading in Company securities, the Option shall remain exercisable for a period of three (3) months following the cessation of relevant blackout period, even if beyond the normal expiration of such Option, as determined by the Administrator. Unless otherwise provided by the Award Agreement, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan as provided in Section 3(c). If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan as provided in Section 3(c).
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of his Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination for Disability, after which the Option shall terminate, except if, at the time of a Participant’s termination of service as a result of Disability, such Participant is under a Company-imposed blackout period restricting the Participant from exercising the Option or otherwise trading in Company securities, the Option shall remain exercisable for a period of three (3) months following the cessation of relevant blackout period, even if beyond the normal expiration of such Option, as determined by the Administrator. Unless otherwise provided by the Administrator, on the date of termination for Disability, the unvested portion of the Option shall revert to the Plan as provided in Section 3(c). If after termination for Disability, the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate and the remaining Shares covered by such Option shall revert to the Plan as provided in Section 3(c).
(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option, to the extent vested, may be exercised within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement) by the beneficiary designated by the Participant prior to his death, provided that such designation must be acceptable to the Administrator. If no beneficiary has been designated by the Participant, then the Option may be exercised by the personal representative of the Participant’s estate, or by the Persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death, after which the Option shall terminate. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan as provided in Section 3(c).

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EXHIBIT 10.4

8.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator may, at any time and from time to time, grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.
(c)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.
(d)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Award Agreement provides otherwise.
(e)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(f)    Return of Restricted Stock to Company. If an Award Agreement for any Shares of Restricted Stock provides for a date on which such Shares of Restricted Stock shall be forfeited if the restrictions thereon have not theretofore lapsed, then on such date the Shares of Restricted Stock for which restrictions have not lapsed shall be forfeited and shall revert to the Plan as provided in Section 3(c).
9.    Stock Appreciation Rights
(a)    Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. Subject to the provisions of the Plan, the Administrator shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.
(b)    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

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EXHIBIT 10.4

(c)    Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) shall also apply to SARs.
(d)    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)    The number of Shares with respect to which the SAR is exercised.
At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares with equivalent Fair Market Value, or in some combination thereof, unless the Award Agreement provides otherwise.
10.    Performance Units and Performance Shares.
(a)    Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.
(b)    Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)    Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion, which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be earned by the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator, in its sole discretion, shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company‑wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.
(d)    Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the

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EXHIBIT 10.4

grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.
(e)    Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.
(f)    Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited, and the Shares subject to the Award shall revert to the Plan as provided in Section 3(c).
11.    Restricted Stock Units. Restricted Stock Units shall represent the right of a Participant to receive a payment upon vesting of the Restricted Stock Unit (or on any later date specified by the Administrator and set forth in the Award Agreement at the time of grant) equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit vests or such other date as determined by the Administrator at the time the Restricted Stock Unit was granted. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the payment to which the Participant has become entitled) or in a combination of cash and Shares. Upon the forfeiture or other termination of Restricted Stock Units without payment therefor, Shares subject to the Award shall revert to the Plan as provided in Section 3(c).
12.    Restricted Notes.
(a)    Grant of Restricted Notes. Subject to the terms and provisions of the Plan, on the Effective Date, the Administrator shall grant Restricted Notes to Employees as part of the Tranche A Awards.
(b)    Restricted Notes Agreement. Each Tranche A Award of Restricted Notes shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the original principal amount of Notes granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Restricted Notes, and any Shares issued upon conversion thereof, shall be held by the Company as escrow agent until the restrictions on the Restricted Notes have lapsed.
(c)    Removal of Restrictions. Except as otherwise provided in this Section 12, Restricted Notes covered by each Tranche A Award made under the Plan, and any Shares issued upon conversion thereof, shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

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EXHIBIT 10.4

(d)    Consent and Conversion Rights. During the Period of Restriction, Employees holding Restricted Notes may exercise full consent and conversion rights with respect to those Restricted Notes, unless the Award Agreement provides otherwise.
(e)    Interest and Other Distributions. During the Period of Restriction, Employees holding Restricted Notes shall be entitled to receive all interest (including “payment in kind” interest) and other distributions paid with respect to such Restricted Notes unless otherwise provided in the Award Agreement. If any interest or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Notes with respect to which they were paid.
(f)    Return of Restricted Notes to Company. If an Award Agreement for any Restricted Notes provides for a date on which such Restricted Notes shall be forfeited if the restrictions thereon have not theretofore lapsed, then on such date the Restricted Notes for which restrictions have not lapsed shall be forfeited and shall revert to the Plan as provided in Section 3(c).
13.    Other Stock-Based Awards and Performance Cash Awards. Other Stock-Based Awards or Performance Cash Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom, and the time or times at which, Other Stock-Based Awards or Performance Cash Awards shall be made, the amount of such Other Stock-Based Awards or Performance Cash Awards, and all other conditions of the Other Stock-Based Awards or Performance Cash Awards, including any dividend or voting rights and whether the Other Stock-Based Award should be paid in cash.
14.    Leaves of Absence. In the sole discretion of the Administrator, vesting of Awards granted under this Plan may be suspended during any unpaid leave of absence exceeding thirty (30) days and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of  any leave of absence approved by the Company as a leave of absence under this Section 14 or  transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option.
15.    Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the laws of descent or distribution or pursuant to a qualifed domestic relations order, and may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s designated legal representative in the case of the Disability of the Participant. If the

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EXHIBIT 10.4

Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
16.    Adjustments; Dissolution or Liquidation; Change in Control.
(a)    Adjustments. In the event that (a) the outstanding Shares are changed into or exchanged for a different number or kind of shares of stock or other securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, substitution, exchange or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company or an Affiliate in respect of its shares, an equitable adjustment shall be made in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Plan, the number and kind of shares of stock or other securities or other equity interests subject to outstanding Awards and the exercise price thereof, if applicable, and the numerical limits in Section 3. Notwithstanding the preceding, the number of Shares subject to any Award shall always be a whole number.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practical prior to the effective date of the proposed transaction. The Administrator will provide for a Participant to have the right to exercise his Award, to the extent applicable, until ten (10) days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall fully lapse, and that any Award shall vest in full, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent that it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. This Section 16(c) shall apply except to the extent otherwise provided in the Award Agreement or the employment agreement between a Participant and the Company or a Subsidiary of the Company.
(i)    Stock Options and SARs. Upon a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or stock appreciation right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Option or SAR, such Option or SAR shall fully vest, and the Participant shall have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which the Option or SAR would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted for upon the Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable for a period of at least ninety (90) days prior to the Change in Control (any such exercise being subject in all events to the consummation of such Change in Control), and the Option or SAR shall terminate upon the occurrence of the Change in Control. For the purposes of this Section 16(c)(i), the Option or SAR

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EXHIBIT 10.4

shall be considered assumed or substituted for if, following the Change in Control, the replacement option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether securities, cash, or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent or Subsidiary, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the replacement option or stock appreciation right, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in Fair Market Value (as of the date of such Change in Control) to the per-share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, that a modification to performance objectives solely to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.
(ii)    Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units, Other Stock-Based Awards, and Performance Cash Awards. Upon a Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Other Stock-Based Award, and Performance Cash Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Other Stock-Based Award, and Performance Cash Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions shall lapse, and all performance objectives and other vesting criteria shall be deemed achieved at targeted levels. For purposes of this Section 16(c)(ii), an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards, and Performance Cash Awards shall be considered assumed or substituted for if, following the Change in Control, the replacement award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current Fair Market Value), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent or its Subsidiary, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the settlement of the replacement award, for each share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in Fair Market Value (as of the date of such Change in Control) to the per-share consideration

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EXHIBIT 10.4

received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance objectives shall not be considered assumed or substituted for if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to the performance objectives solely to reflect the successor corporation’s post-Change in Control corporate structure, or any other equitable adjustment made pursuant to Section 16(a) above, shall not be deemed to invalidate an otherwise valid Award assumption or substitution.
17.    Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
18.    Term of Plan. The Plan became effective on the Effective Date and thereafter shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.
19.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. The Plan shall terminate upon the occurrence of a Change in Control and no Awards may be granted following a Change in Control.
(b)    Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.
20.    Conditions upon issuance of shares.
(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the Person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

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EXHIBIT 10.4

(c)    Taxes. No Shares shall be delivered under the Plan to any Participant or other Person until the Participant or other Person has made arrangements acceptable to the Administrator for the satisfaction of any non‑U.S., U.S.‑federal, U.S.‑state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of a whole number of Shares covered by the Award sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of the Award.
21.    Severability. Notwithstanding any provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
22.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
23.    No Rights to Awards. No eligible Service Provider or other Person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other Person uniformly.
24.    No Stockholder Rights. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the owner of the Shares.
25.    Fractional Shares. No fractional Shares shall be issued, and the Administrator shall determine, in its sole discretion, whether cash shall be paid to the holders of fractional Shares in lieu thereof or whether such fractional Shares shall be eliminated by rounding up as appropriate.
26.    Governing Law. The Plan, all Award Agreements, and all related matters shall be governed by the laws of the State of Maryland, without regard to choice of law principles that direct the application of the laws of another state. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in Baltimore, Maryland, including the Federal Courts located therein (should Federal jurisdiction exist).
27.    No Effect on Terms of Employment or Consulting Relationship. The Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his right or the right of the Company or a Parent or Subsidiary to terminate the Participant’s service at any time, with or without cause, and with or without notice. There is no obligation for uniformity of treatment of any Service Provider of the Company or any Participant.

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EXHIBIT 10.4

28.    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or to establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, that the Company may make to fulfill its payment obligations under this Plan. Neither any investments nor the creation or maintenance of any trust for any Participant account shall create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Parent or Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
29.    Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):
(a)    Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six (6) month period following such separation from service.
(b)    In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.
(c)    In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.
30.    Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

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